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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-36928, 33-44215, 33-46310, 33-63350, 33-69034, 33-51443 and 33-52517) and in the
Registration Statements on Form S-8 (Nos. 33-10621, 33-21756, 33-34288 and 33-48858) of United Asset Management Corporation of our report dated
February 7, 1994 appearing on page 79 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of this Form 10-K.





PRICE WATERHOUSE
Boston, Massachusetts
March 22, 1994